Exhibit 10.2

AMENDMENT TO JOINT VENTURE AGREEMENT

This Amendment (the “Amendment”), dated as of July 29, 2020, to the Joint Venture Agreement, dated April 20, 2020 (the “Joint Venture Agreement”), by and among CLR Roasters, LLC, a Florida limited liability company (“CLR”), Khrysos Industries, Inc., a Delaware corporation (“KII”, and together with CLR the “US Partners’), H&H Coffee Group Export Corp. a Florida corporation (“H&H”), and Fitracomex, Inc., as successor in interest to The Nica Hemp Cooperative, Inc. d/b/a: The Nica Hemp Cooperative (the “Nicaragua Partners”). Capitalized terms used herein shall have same meanings assigned to such terms in the Joint Venture Agreement, unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, based on comments received from The Nasdaq Stock Market in connection with their review of the proposed issuances of shares of YGYI Common Stock to the Nicaragua Partners under the Joint Venture Agreement, the parties wish to amend the Joint Venture Agreement as set forth hereinbelow.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Section 2.2.2 of the Joint Venture Agreement is hereby deleted in its entirety and replaced with the following:

“As soon as practicable following the execution of the Amendment, CLR’s parent corporation, Youngevity International, Inc. (“YGYI”), shall issue 1,500,000 shares of its restricted common stock, par value $.001 per share, to the Nicaraguan Partners (“YGYI Common Stock”). YGYI will use its best efforts to register the resale of the shares of YGYI Common Stock by the Nicaraguan Partners under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and make any necessary applications with Nasdaq to list the shares Upon completion of the work and construction of the Facility, and subject to the receipt of all necessary approvals, including the approval by the stockholders of YGYI of the proposed issuance in accordance with the rules of The Nasdaq Stock Market, YGYI shall issue a warrant to the Nicaragua Partners to purchase 5,000,000 shares of YGYI Common Stock at an exercise price of US$1.50, exercisable for a term of five (5) years. The Nicaraguan Partners acknowledge that they will not be able to resell readily any of the shares of YGYI Common Stock received under this Agreement because none of the shares have been registered under the Securities Act and, therefore, those securities can be sold only if they are subsequently registered under the Securities Act or an exemption from registration is available.”

2.
The Joint Venture Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

3.
This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CLR ROASTERS, LLC

By: /s/ Ernesto Aguila________________
Name: Ernesto Aguila
Title: President

KHRYSOS INDUSTRIES, INC.

By: /s/ David Briskie_________________
Name: David Briskie
Title: President and Chief Financial Officer

H&H COFFEE GROUP EXPORT CORP.

By: /s/ Alain Hernandez______________
Name: Alain Hernandez
Title: President

FITRACOMEX, INC.

By: /s/ Gema Castillo____________________________
Name: Gema Castillo
Title: President

ACKNOWLEDGED AND AGREED:

YOUNGEVITY INTERNATIONAL, INC.

By: /s/ David Briskie________________________
Name: David Briskie
Title: President and Chief Financial Officer